E*TRADE FUNDS
                                   FORM 10f-3
       Record of Securities Purchased Under a Fund's Rule 10f-3 Procedures

                      Fund Name: E*TRADE S&P 500 Index Fund

1.    Issuer: CMS Energy

2.    Date of Purchase: October 7, 2004

3.    Underwriter from whom purchased: Citigroup

4. "Affiliated Underwriter" Managing or participating in syndicate: Comerica Securities, Inc.

5.    Aggregate principal amount of purchase: $1,820

6.    Aggregate principal amount of offering: $259,350,000

7.    Purchase price (net of fees and expenses): $9.10 per share

8.    Date offering commenced: October 7, 2004

9.    Offering price at time of purchase: $9.10

10.   Commission, spread or profit: $0.3185

11.   Have the following conditions been satisfied:               YES       NO

a.
      The securities are: (i) part of an issue registered under the Securities Act of 1933 which is being offered to the public; (ii) "Eligible Municipal
      Securities;" (iii) part of an issue of "government securities;" (iv) sold in an "Eligible Foreign
      Offering;" or (v) sold in an "Eligible Rule 144A
      Offering" (each term as defined in the 1940 Act or Rule 10f-3?

                                                                    X
                                                                   ---      ---

b.
      The purchase price paid did not exceed the offering price at the time of purchase?

                                                                    X
                                                                   ---      ---

c.
      The securities were purchased prior to the close of the first day on which any sales were made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated)?

                                                                    X
                                                                   ---      ---

d.
      The underwriting was a firm commitment underwriting?

                                                                    X
                                                                   ---      ---

e.

      The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?

                                                                    X
                                                                   ---      ---


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                                                                   YES       NO

f.
      (1) If the securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, are government securities, or are purchased pursuant to an Eligible Foreign Offering or an Eligible Rule 144A Offering, the issuer of the securities has been in continuous operation for not less than three years, including the operations of its predecessors;

                                                                    X
                                                                   ---      ---

and

g.

      (2) If the securities are municipal securities, the issue has received an investment grade rating from at least one Nationally Recognized Statistical Rating Organization ("NRSRO"), provided that if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities have received one of the three highest ratings from an NRSRO?

                                                                   N/A
                                                                   ---      ---

h.

      The amount of such securities purchased by the fund, aggregated with purchases by any other investment company advised by the Advisor, and any purchases by another account with respect to which the Advisor has investment discretion if the Advisor exercised such investment discretion with respect to such purchase, did not exceed 25% of the principal amount of the offering?

                                                                    X
                                                                   ---      ---

i.

      No affiliated underwriter was a direct or indirect participant in or beneficiary of the sale?

                                                                    X
                                                                   ---      ---

j.

      Information has been promptly supplied to the Secretary and the Treasurer of the Fund?

                                                                    X
                                                                   ---      ---

Portfolio Manager: /s/  Kevin K. Yousif

Approved by:  /s/  Linda E. Meints
              Senior Compliance Officer


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